Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 25, 2012, with respect to the financial statements and supplemental schedule included in the Annual Report of Southwestern Energy Company 401(k) Savings Plan on Form 11-K for the year ended December 31, 2011, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference of said report in the Registration Statement.

/s/ GRANT THORNTON LLP

Houston, Texas

November 9, 2012